UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2011

FRISCH’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

OHIO	001-07323	31-0523213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO	45206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 513-961-2660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

Compensatory Arrangement

The Employment Agreement between the Company and Craig F. Maier, the Company’s President and Chief Executive Officer, for the term June 3, 2009 through May 29, 2012 was amended effective as of April 6, 2011, with the approval of the Board of Directors. The Amended Employment Agreement provides that Mr. Maier’s incentive compensation as described in Sections 4(b) and (c) of the Agreement for the third and final fiscal year of the Agreement (beginning June 1, 2011) will be at risk and will not be paid unless it is approved by shareholders at the Annual Meeting of Shareholders to be held on October 5, 2011. The Agreement was also amended to provide that, instead of an option to purchase 3,000 shares of the Company’s common stock, Mr. Maier will now be issued restricted stock on the date of the Annual Shareholder Meeting in the same amount and subject to the same conditions as the restricted stock granted to the non-employee directors on that day.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 – Employment Agreement (as amended effective April 6, 2011) between the Company and Craig F. Maier for the term June 3, 2009 through May 29, 2012 is filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC.
(registrant)
DATE April 11, 2011
	BY	/s/ Donald H. Walker
Donald H. Walker
Vice President and Chief Financial Officer,
Principal Financial Officer and
Principal Accounting Officer